Exhibit 99.1
FOR IMMEDIATE RELEASE

Hagerty Appoints Jeff Briglia as President of Insurance

TRAVERSE CITY, Mich., May 31, 2024 – Hagerty (NYSE: HGTY) announced today that Jeff Briglia has been named Hagerty’s new President of Insurance, effective July 1, 2024, to lead all aspects of the company’s insurance operations.
“I am pleased to welcome Jeff to the Hagerty team as we continue to position the company for sustained profit growth,” said McKeel Hagerty, Chief Executive Officer and Chairman of Hagerty. “Jeff has a proven track record of strategic change management across a variety of business areas, including product, claims, distribution, marketing, sales, and customer service. His experience and leadership will help us identify opportunities to add value for members.”

With 22 years of experience in insurance, Briglia is a trusted business leader and partner, cultivating high performing teams that drive innovation and constant improvement. He brings a strategic approach to leadership by leveraging data and analytics to optimize performance.

Most recently, Briglia was the President and CEO of Plymouth Rock Assurance’s Direct and Partner Group. In this role, he helped the company create the foundational processes to drive transformational improvements in the company’s growth and profitability, particularly for their direct-to-consumer business. He also led important strategic and operational changes with key partners.

Before joining Plymouth Rock, Briglia was the Chief Operating Officer and Chief Insurance Officer for Metromile Insurance. Key accomplishments included delivering strong premium growth while simultaneously improving the combined ratio of the company. He also held executive leadership positions at market leaders including Progressive and Allstate, and challenger brand Mercury Insurance.

“I’m excited to join Hagerty’s high-performing leadership team as the company delivers strong rates of top and bottom-line growth,” said Briglia. “Hagerty has built the best brand in the insurance world by delivering quality products and services to millions of automotive enthusiasts. I look forward to helping the company further improve the direct-to-consumer business while laying the groundwork for future opportunities that will power Hagerty’s growth over the next decade.”

About Hagerty (NYSE: HGTY)
Hagerty is an automotive enthusiast brand committed to saving driving and to fueling car culture for future generations. The company is a leading provider of specialty vehicle insurance, expert car valuation data and insights, live and digital car auction services, immersive events and automotive entertainment custom made for the 67 million Americans who self-describe as car enthusiasts. Hagerty also operates in Canada and the U.K. and is home to Hagerty Drivers Club, a community of over 800,000 who can’t get enough of cars. For more information, please visit www.hagerty.com or connect with us on Facebook, Instagram, Twitter and LinkedIn. For more information, visit newsroom.hagerty.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current intentions, expectations, or beliefs regarding the business. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties that are difficult to predict and may be outside of our control. Some of the factors that may cause our actual results to differ materially from those contemplated by our forward-looking statements include: (i) our ability to recognize the anticipated benefits of the subject of this press release; (ii) our ability to compete effectively within our industry and attract and retain members; and (iii) the other risks and uncertainties listed in our Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on March 12, 2024. This press release should be read in conjunction with the information included in our other press releases, reports, and other filings with the SEC. Understanding the information contained in those filings is important in order to fully understand our reported financial results and our business outlook for future periods. We do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.
Media Contact:
Andrew Heller, aheller@hagerty.com